UNITIL SERVICE CORP.

                                 BALANCE SHEETS

ASSETS
                                                            March 31,
                                                              1997
                                                           ----------
Utility Plant                                               3,779,244
Less: Accumulated Depreciation                              1,264,621
                                                           ----------
    Net Utility Plant                                       2,514,623

Current Assets:
  Cash                                                        420,631
  Accounts Receivable                                       1,297,217
  Prepayments                                                  41,910
                                                           ----------
    Total Current Assets                                    1,759,758

Deferred Debits:
  Clearing Accounts                                           341,599
  Other Deferred Debits                                       333,435
                                                           ----------
    Total Deferred Debits                                     675,034
							   ----------
  TOTAL                                                    $4,949,415
                                                           ==========

LIABILITIES
                                                            March 31,
                                                              1997
                                                            ---------
Capitalization:

  Common Stock Equity:                                          2,688
  Capital Leases, Less Current Portion                      1,850,131
                                                           ----------
    Total Capitalization                                    1,852,819

Current Liabilities:
  Notes Payable                                               704,775
  Accounts Payable                                          1,744,963
  Capital Leases, Current Portion                             657,083
  Other Current Liabilities                                   643,989
  Interest Accrued                                                 --
  Taxes Accrued                                                58,866
                                                           ----------
    Total Current Liabilities                               3,809,676

Accum. Deferred Income Taxes                                 (713,080)
                                                           ----------
  TOTAL                                                    $4,949,415
                                                           ==========


                              UNITIL SERVICE CORP.

                             STATEMENTS OF EARNINGS

                                                         Quarter Ended
                                                         March 31, 1997
                                                         --------------

Operating Revenues                                          2,971,769
                                                            ---------
Operating Expenses:
    Operating and Maintenance                               2,615,762
    Depreciation                                              204,144
    Provisions for Taxes:
      Federal and State Income                                 (9,353)
      Local Property and Other                                103,445
                                                            ---------
        Total Operating Expenses                            2,913,998
                                                            ---------
Operating Income                                               57,771
                                                            ---------
Non-operating Income (expense)                                     32
                                                            ---------
Gross Income                                                   57,803
                                                            ---------
Income Deductions:
    Interest Expense, Net                                      57,803
                                                            ---------
Net Income                                                         $0
                                                            =========